                                                                   EXHIBIT 10.11



                           Patent License Agreement

                                    between

                                Ryder TRS, Inc.

                                      and

                           Ryder Truck Rental, Inc.

                               October 17, 1996

                               TABLE OF CONTENTS
                               -----------------

1. Definitions..........................................   1
2. Grant of Rights......................................   4
3. Term.................................................   4
4. Patent Ownership and Protection......................   5
5. Infringement and Defense.............................   5
6. Independent Contractor...............................   7
7. Indemnification......................................   7
8. Default and Termination..............................   8
9. Obligation Upon Termination or Expiration............   9
10. Amendments and Waivers..............................  10
11. Assignment..........................................  10
12. Entire Agreement....................................  10
13. Survival............................................  11
14. Counterparts; Facsimile Signatures..................  11
15. Notices.............................................  11
16. Dispute Resolution; Governing Law and Jurisdiction..  12
17. Bankruptcy..........................................  13
18. Severability........................................  13
19. Interpretation; Absence of Presumption..............  13

PATENT LICENSE AGREEMENT

This Agreement is entered into and effective on this 17th day of October, 1996 by and between Ryder TRS, Inc. (f/k/a RCTR Holdings,, Inc.), a Delaware corporation with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 (hereinafter "Licensor") and Ryder Truck Rental, Inc., a Florida corporation with its principal place of business at 3600 N.W. 82nd Avenue, Miami, Florida, 33166 (hereinafter "Licensee").

WHEREAS, Licensor and Licensee are parties to an Asset Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement") under which Licensor has purchased certain assets and businesses from Licensee and under which the parties have agreed that Licensee will be granted a license to use certain patents.

NOW, THEREFORE, in consideration of the rights and obligations set forth herein and in the Asset Purchase Agreement, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.   Definitions.
     -----------
The following terms, when used in this Agreement, shall have the respective meanings set forth in this Section 1.

1.1  Accessories.  The term "Accessories" shall mean hand trucks, moving
     -----------
dollies, furniture pads and similar accessory items owned by Licensee and used for the Rental Business.

1.2 Agreement. The term "Agreement" shall have the meaning set forth in
    ---------
the first paragraph hereof.

1.3  Asset Purchase Agreement. The term "Asset Purchase Agreement" shall
     ------------------------
have the meaning set forth in the second paragraph hereof.

1.4  Business.  The term "Business" shall mean the Rental Business and
     --------
the Move Management Business.

1.5  Division. The term "Division" shall mean Ryder Truck Rental, Inc.'s
     --------
Consumer Truck Rental Division.

1.6  Heavy Duty Rentals. The term "Heavy Duty Rentals" shall mean rental
     ------------------
of trucks or other vehicles with a manufacturer's gross vehicle weight rating of 26,000 pounds or more.

1.7  Leasing. The term "Leasing" shall mean surrendering possession and
     -------
the right to use a vehicle, for a period in excess of ninety days for consideration, except under circumstances which satisfy the requirements of (a), (b) and (c) of
1.20 below. Furnishing a vehicle pursuant to a contract with a stated term of ninety days or less which is extended or renewed and does not satisfy the requirements of (a), (b) and (c) of 1.20 below shall be considered Leasing.

1.8  Licensed Field of Use.  The term "Licensed Field of Use" shall mean any
     ---------------------
business other than One-Way Consumer Rental Business, One-Way Light Commercial Rental Business and Move Management Business.

1.9  Licensed Products.  The term "Licensed Products" shall mean any product
     -----------------
covered by one or more claims of the Patents.

1.10  Light Commercial Rental Business.  The term "Light Commercial Rental
      --------------------------------
Business" shall mean (a) the rental of Light Duty Trucks within the Territory for the transport of goods within the Territory for a business purpose, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products, and (iii) any sale of boxes or other moving supplies (e.g., rope, tape, bubble wrap, locks and similar moving supplies).
The term "One-Way Light Commercial Rental Business" shall mean Light Commercial Rental Business where the Light Duty Truck is picked up at one rental office and dropped off at another rental office more than 35 miles from the rental office where such Light Duty Truck was picked up. The term "Local Light Commercial Rental Business" shall mean Light Commercial Rental Business where the Light Duty Truck is picked up and dropped off at the same rental office or another rental office within 35 miles.

1.11  Light Duty Trucks.  The term "Light Duty Trucks" shall mean trucks
      -----------------
(excluding refrigerated trucks and stake trucks) owned by Licensee (or leased by Licensee from affiliates of Licensee) with a manufacturer's gross vehicle weight rating of less than 26,000 pounds.

1.12  Local Consumer Rental Business.  The term "Local Consumer Rental Business"
      ------------------------------
shall mean (a) the rental of Light Duty Trucks within the Territory to individuals for the transport of goods within the Territory for a non-business purpose, which Light Duty Trucks are returned to the original renting office, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products, and (iii) any sale of boxes or other moving supplies (e.g., rope, tape, bubble wrap, locks and similar moving supplies).

1.13  Move Management Business.  The term "Move Management Business" shall mean
      ------------------------
(a) providing moving management services to corporate and other business customers for the purpose of arranging the (i) packing, loading, and/or movement of the household goods of their employees/members (or future employees/members) who are relocating to take a position (or a different position) with the customer or (ii) rental of a Light Duty Truck to such employee/member so that he/she can transport his/her own household goods, (b) arranging such services directly for individuals, (c) offering to individuals for whom such moves or rentals are arranged, real estate brokerage referrals and/or certain assistance as a mortgage broker, and (d) providing the following employee/member relocation services for corporate and other business customers; (i) offering tax gross-up services to reflect the impact of the individuals' move, and corporate relocation and relocation policy consulting services, mortgage brokerage, and (ii) through referral to third parties, home finding, home buy out and equity funding, home purchase assistance, home marketing, property resale and closing services, home inspections, interim housing, spousal job assistance, and locating dependent care. In no event shall a Person (as that term is defined in the Asset Purchase Agreement) be deemed to be engaging in the Move Management Business due to performance of activities which constitute or are included in the Light Commercial Rental Business or Local Consumer Rental Business. Move Management Business shall not include Leasing or Heavy Duty Rentals.

1.17  One-Way Consumer Rental Business.  The term "One-Way Consumer Rental
      --------------------------------
Business" shall mean (a) the rental of Light Duty Trucks within the Territory to individuals for the transport of goods within the Territory for a non-business purpose, which Light Duty Trucks are not returned to the original renting office, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products, and (iii) any sale of boxes or other moving supplies (e.g., rope, tape, bubble wrap, locks and similar moving supplies).

1.18  Patents.  The term "Patents" shall mean the following U.S. patents and any
      -------
reissues, extensions or reexaminations thereof: U.S. Patent No. 5,112,082, U.S. Patent No. 5,069,497, U.S. Patent No. 5,076,639 and any patents that issue from the United States Patent Application covering a LOW PROFILE LOADING RAMP (which has been recorded in the United States Patent and Trademark Office at Reel 7841, Frame 0495) and any continuations, continuations-in-part or divisions thereof.

1.19  Protection Products.  The term "Protection Product" shall mean the risk
      -------------------
assurances sold to customers of the Rental Business under the following names:
TowGuard Protection, Personal Accident and Cargo Protection, Supplemental Liability Protection, Physical Damage Waiver and Limited Damage Waiver, and any successor or other similar risk assurance arrangements made available to such customers.

1.20  Rental.  The term "rental," when used independently of any other defined
      ------
term, shall mean a surrender of possession and right to use a vehicle, for a period of ninety days or less, for consideration. Such initial period of ninety days or less may be extended/renewed for successive periods of ninety days or less and still be considered a "rental" only if (a) the total period of possession and use under such initial period and all extensions/renewals do not exceed one year, (b) there is no significant penalty or vehicle purchase obligation for failure to extend or renew, and (c) the vehicle is not identified with the customer's name, color or logo (other than any legally required placard indicating the identity of the customer).

1.21  Territory.  The term "Territory" shall mean the United States of America,
      ---------
its territories and possessions.

2.   Grant of Rights.
     ---------------

2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its related or affiliated companies the non-exclusive right and license, during the term of this Agreement, to make, have made, use, offer for sale, sell and import Licensed Products in the Territory in the Licensed Field of Use.

2.2 Licensee shall have the right to grant non-exclusive restricted sublicenses of its Section 2.1 rights, provided, however, that the rights granted shall not be inconsistent with or more extensive in scope or manner than Licensee's rights under this Agreement or in violation of any other restriction imposed on Licensee under any other agreements with Licensor.

2.3 Subject to the provisions of Section 2.2, Licensee will not sublicense or grant any consents to use any of its rights or licenses hereunder. Licensee will be directly liable to Licensor for any acts of sublicensees which violate the terms of this Agreement and, within a reasonable period following execution hereof, Licensee will incorporate the obligations of this Section in a written instrument approved by Licensor, which instrument Licensee will require all sublicensees following execution hereof to sign.

2.4 Licensor will not itself use or grant to any other party the right to use the Patents in the Territory in connection with driver rental or leasing, integrated logistics services, dedicated contract carriage, cartage, common or contract carriage, Leasing or Heavy Duty Rentals.

2.5 Nothing herein shall prohibit Licensor from using or licensing another party to use the Patents in any way which does not violate Section 2.4 hereof or the Asset Purchase Agreement.

2.6 Licensor and Licensee acknowledge that all rights, licenses and privileges not specifically granted herein are excluded from this Agreement.

3.   Term.
     ----
This Agreement shall continue in full force and effect for the life of the last to expire of the Patents ("Term"), unless sooner terminated pursuant to Section 8.

4.   Patent Ownership and Protection.
     -------------------------------

4.1 Licensee acknowledges and agrees that Licensor is, and Licensor or its successors or assigns shall remain, the owner of the Patents. Licensee shall acquire no ownership interest in the Patents through this Agreement or otherwise.

4.2 Licensee will fully cooperate with Licensor, at Licensor's expense, in efforts to obtain, perfect and enforce Licensor's rights in the Patents.

4.3 Licensee will not do or permit to be done any action or thing which will in any way impair Licensor's rights in and to the Patents.

4.4 Licensee will not contest or assist any other party in contesting the validity of, enforceability of or Licensor's ownership of the Patents.

4.5 Upon Licensor's written request, Licensee shall mark all Licensed Products manufactured or sold by or on behalf of Licensee after the date of this Agreement with the patent numbers of the Patents claiming the inventions embodied by such Licensed Products and that such patents are owned by Licensor.

4.6 Licensor shall be responsible for paying all maintenance fees associated with the Patents. In the event Licensor elects not to pay any such maintenance fees, it shall provide Licensee with prompt written notice of such election, in no event later than ten (10) days before such maintenance fee is due. Licensee shall have the right to pay any such maintenance fees not paid by Licensor.

4.7 Licensor shall have the option, at its expense, to prosecute the patent application for the LOW PROFILE LOADING RAMP and any and all continuations, continuations-in-part and divisions thereof.

5.   Infringement and Defense.
     ------------------------

5.1 Licensor shall have the sole right to control the prosecution and settlement of any action, suit or other proceeding (collectively, "Prosecution") respecting any infringement of the Patents (hereinafter "Infringement"), including, without limitation, the decision whether to initiate a Prosecution.

5.2 Licensor shall have the right to control the defense and settlement (collectively "Defense") of any allegation or claim by a third party of infringement of rights of such third party arising from Licensee's use of the Patents or a claim by a third party of invalidity or unenforceability of any of the Patents (collectively, "Claim") including, without limitation, the decision whether to undertake a Defense, provided, however, that in the event Licensor undertakes any Defense, Licensor shall promptly:

(a)  notify Licensee of any material developments with respect to such Defense;

(b) deliver to Licensee a copy of all pleadings, correspondence and other material documents respecting such Defense; and

(c) notify Licensee of any offers of settlement related to such Defense which it receives or which it proposes to make. Licensor shall not offer, or accept any offer of a settlement that contains any material term or condition (other than the receipt or payment of money by Licensor) which would have a material adverse impact on Licensee's use of the Patents without the prior written consent of Licensee, which consent shall be not unreasonably withheld or delayed.

5.3 Licensee will promptly notify Licensor of any Claim or any Infringement that comes to its attention. Licensor shall within thirty (30) days from the date it receives notice from Licensee of a Claim or Infringement to notify Licensee of its decision as to whether it will undertake the Defense or Prosecution respecting such Claim or Infringement. If Licensor elects not to undertake the Defense or does not give timely notice to Licensee of its decision with regard thereto, Licensee shall be authorized to undertake the Defense of such Claim or Prosecution of such Infringement (provided Licensee's Prosecution will not, in Licensor's reasonable opinion, adversely effect Licensor's ownership or use of the Patents); provided however, that Licensee will promptly:

(a) notify Licensor of any material developments with respect to such Defense or Prosecution;

(b) deliver to Licensor a copy of all pleadings, correspondence and other material documents respecting such Defense or Prosecution; and

(c) notify Licensor of any offers of settlement related to such Claim or Infringement which it receives or which it proposes to make. Licensee shall not offer, or accept any offer of, a settlement that contains any material term or condition other than the receipt or payment of money by Licensee without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed.

5.4 In the event Licensee undertakes any Defense or Prosecution, Licensor reserves the right at any time to assume said Defense or Prosecution at its own expense.

If any Prosecution results in a monetary judgment in favor of Licensor or Licensee, the parties will negotiate in good faith an appropriate allocation of those proceeds, after reimbursement of all attorneys' fees and costs incurred in connection with said Prosecution has been made to the party bearing such fees and costs.

6.   Independent Contractor.
     ----------------------

6.1 This Agreement does not create a fiduciary relationship between Licensor and Licensee. Licensee shall be an independent contractor. Nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, franchisee, or servant of the other for any purpose.

6.2 Nothing in this Agreement authorizes Licensee to make any contract, agreement, warranty, or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name.

7.   Indemnification.
     ---------------

7.1 Licensee shall indemnify and hold harmless Licensor, its successors and assigns and each of their affiliates, officers, directors and employees from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys' fees and expenses) actually suffered or incurred by it, actually arising out of or resulting from Licensee's failure to meet any of its obligations hereunder, or any actual or alleged destruction of property, injury or death caused by Licensee's use of the Patents in Licensed Products pursuant to this Agreement. At its sole option, Licensor may require Licensee to defend Licensor against any claim, using Licensee's own counsel that meets Licensor's approval.

7.2 Licensor shall indemnify and hold harmless Licensee, its successors and permitted assigns and each of their affiliates, officers, directors and employees from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys fees and expenses) actually suffered or incurred by it, actually arising out of or resulting from Licensor's failure to meet any of its obligations hereunder.

7.3 Licensor shall not be liable or responsible in any manner to Licensee, whether for indemnification or otherwise, except for indemnity as expressly provided in this Section. Licensee acknowledges that Licensor is not making, has not made and disclaims any representations or warranties including, without limitation, any implied warranties whatsoever.

8.   Default and Termination.
     -----------------------

8.1 Licensee shall be deemed to be in default under this Agreement, and this Agreement and all rights granted hereunder will automatically terminate without notice to Licensee, if any of the following events occur:
(a) If Licensee commences a voluntary case or other proceeding seeking liquidation, rehabilitation, reorganization, conservatorship or other relief for itself or its assets under bankruptcy, insolvency or other similar laws, or seeking the appointment of a trustee, receiver or other similar official for itself or any substantial part of its property, or consents to any such relief in an involuntary case or proceeding commenced against it, or makes a general assignment for the benefit of creditors, or takes any corporate action to authorize any of the foregoing;

8.2 Licensee shall be deemed to be in default under this Agreement, and Licensor may, at its option, immediately terminate this Agreement and all rights granted hereunder upon notice to Licensee, if any of the following events occur:

(a) If there is any attempted assignment or sublicense of this Agreement or any interest therein by Licensee, contrary to the terms hereof.

8.3 Licensee shall be deemed to be in default and Licensor may, at its option, upon sixty (60) days written notice to Licensee terminate this Agreement and all rights granted hereunder if any of the following events occur and Licensee fails to cure the default within the sixty (60) day notice period:

(a)  If Licensee breaches any of the covenants set forth herein; or

(b) If Licensee violates the competition provisions (Section 6.2) of the Asset Purchase Agreement; or

(c) If any involuntary case or other proceeding is commenced against Licensee seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to it or to its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to it or any substantial part of its property.

8.4 Licensor shall be deemed to be in default under this Agreement, and this Agreement will automatically terminate without notice to Licensor, in the event:

(a) Licensor commences a voluntary case or other proceeding seeking liquidation, rehabilitation, reorganization, conservatorship or other relief for itself or its assets under bankruptcy, insolvency or other similar laws, or seeking the appointment of a trustee, receiver or other similar official for itself or any substantial part of its property, or consents to any such relief in an involuntary case or proceeding commenced against it, or makes a general assignment for the benefit of creditors, or takes any corporate action to authorize any of the foregoing,

8.5 Licensor shall be deemed to be in default and Licensee may, at its option, upon sixty (60) days written notice to Licensor terminate this Agreement and all rights granted hereunder if any of the following events occur and Licensor fails to cure the default within the sixty (60) day notice period:

(a) if any involuntary case or other proceeding is commenced against Licensor seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to it or to its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to it or any substantial part of its property, or

(b)  Licensor breaches any of its representations or covenants hereunder.


If Licensee terminates this Agreement on account of Licensor's default, Licensee may seek monetary relief, specific performance or injunctive relief. If a court should order specific performance in the form of a license to use the Marks, Licensor and Licensee agree that they will execute such an agreement on terms no less favorable to Licensor than those set forth herein.

9.   Obligation Upon Termination or Expiration.
     -----------------------------------------

9.1 Upon termination or expiration of this Agreement, all rights granted hereunder to Licensee shall terminate. In addition, upon termination or expiration, Licensee shall:

(a) cease using, making, having made, offering for sale, selling and importing Licensed Products in the Territory;

(b) refrain from holding itself out to the public as a present or former Licensee; and

(c) promptly pay all sums owing to Licensor, including all damages, costs and expenses, including reasonable attorneys' fees incurred by Licensor as result of any default.

10.  Amendments and Waivers/Attorney Fees.
     ------------------------------------

This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The prevailing party in any action to enforce this Agreement shall recover from the other party all costs and expenses, including reasonable attorneys' fees, incurred therein.

11.  Assignment.
     ----------

11.1 This Agreement may be assigned by Licensee with reasonable notice to but without the prior written consent of Licensor to a party who purchases or acquires, as a going concern, the business of Licensee in which the Patents are used, provided, however, that any assignee of this Agreement must (a) agree, in writing, to be bound by the terms and provisions hereof, (b) have a debt/equity ratio as good as Licensee's at the time of execution hereof, and (c) be the assignee of the competition provisions in Section 6.2(d) of the Asset Purchase Agreement.

11.2 This Agreement may be assigned, transferred, sublicensed or otherwise delegated by Licensor following notice to but without the prior written consent of Licensee.

11.3 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon anyone not a party hereto any rights or remedies hereunder.

12.  Entire Agreement.
     ----------------

This Agreement and the Schedules and Exhibits hereto and the Asset Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

13.  Survival.
     --------
The rights and obligations set forth in Sections 4.1, 4.3, 4.4, 7 and 9 shall survive termination of this Agreement.

14.  Counterparts; Facsimile Signatures.
     ----------------------------------

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

15.  Notices.
     -------

All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or registered or certified mail return receipt requested to the appropriate address set forth below. Notices to Licensee shall be addressed to:

Ryder Truck Rental, Inc.
3600 N.W. 82nd Avenue
Miami, Florida 33166
Attention:  President

with a copy to:

Ryder System, Inc.
3600 N.W. 82nd Avenue
Miami, Florida 33166
Attention:  General Counsel

or at such other address and to the attention of such other party as Licensee may designate by written notice to Licensor.

Notices to Licensor shall be addressed to:

Ryder TRS, Inc.
8669 N.W. 36th Street
Miami, Florida 33166
Attention:  President

with a copy to:

Questor Management Company
4000 Town Center, Suite 530
Southfield, Michigan 48075
Attention:  President

with an additional copy to:

Willkie Farr & Gallagher
153 East 53rd Street
New York, New York 10022
Attention:  Thomas M. Cerabino

or at such other address and to the attention of such other party as Licensor may designate by written notice to Licensee.

16.  Dispute Resolution; Governing Law and Jurisdiction.
     --------------------------------------------------

16.1 The parties agree that if any disputes arise under Section 2, senior management of the parties will meet (or designate other representatives to meet) and negotiate in good faith in an attempt to resolve the dispute. In the event that the parties are unable to resolve the dispute within thirty (30) days from the date of written notice of disagreement, either party may submit and the other party may agree to refer the dispute to binding mediation which shall be conducted under the then applicable rules of the CPR/INTA Alternative Dispute Resolution Program, or such other mediation process which shall be agreed to by the parties. None of the remaining provisions of this Agreement, including without limitation, the provisions of Section 8 (Default and Termination) shall be subject to this dispute resolution provision. Notwithstanding anything in this Section 16.1, this section shall not prohibit either party from immediately seeking equitable relief in court if it so desires.

16.2 Except as set forth in Section 16.1, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York U.S.A. without regard to its provisions concerning conflicts or choice of law. The parties consent to the jurisdiction of the courts situated in New York for the resolution of any disputes as to the construction of this Agreement.

16.3 Notwithstanding the foregoing, Licensee acknowledges that its failure to comply with its obligations under this Agreement could cause immediate and irreparable harm to Licensor for which money damages would be inadequate. Accordingly, in the event of Licensee's breach of this Agreement, Licensor may seek equitable relief, including specific performance of Licensee's obligations and injunctive relief to prevent Licensee's continued use of the Patents. Such remedy shall not be deemed to be the exclusive remedy for breach but shall be in addition to all other remedies available at law or in equity.

17.  Bankruptcy.
     ----------

All rights and licenses granted under or pursuant to this Agreement by Licensor are, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code.

18.  Severability.
     ------------

Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

19.  Interpretation; Absence of Presumption.
     --------------------------------------

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                           (CONTINUED ON NEXT PAGE)

IN WITNESS WHEREOF, the parties have caused this Patent License Agreement to be executed by their duly authorized officers as of the date first written above.

RYDER TRS, INC. (f/k/a           RYDER TRUCK RENTAL, INC.
RCTR HOLDINGS, INC.)             "Licensee"
"Licensor"

By:/s/ Wallace Rueckel           By:/s/ Dwight D. Denny
   ---------------------------        ---------------------------

Name:  Wallace Rueckel           Name:  Dwight D. Denny
     -------------------------        ---------------------------

Title: Senior Vice President     Title: Executive Vice President
       and Treasurer                    Development
      ------------------------         --------------------------